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                                                                      EXHIBIT 24

                                 POWER OF ATTORNEY

  We, the undersigned officers and directors of Viisage Technology, Inc., hereby jointly and severally constitute and appoint Thomas J. Colatosti and Charles J. Johnson, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K filed herewith and any and all amendments to said Registration Statement and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Viisage Technology, Inc. to comply with the Securities Act of 1934, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming all signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

Signature          Title
---------          -----

By: /s/ Denis K. Berube            Chairman of the Board of Directors
    -------------------
Denis K. Berube


By: /s/ Thomas J. Colatosti        President and Chief Executive Officer
    -----------------------
Thomas J. Colatosti                (Principal Executive Officer and Principal
                                    Financial and Accounting Officer)


By: /s/ Charles J. Johnson         Secretary and Director
    ----------------------
Charles J. Johnson


By: /s/ Harriet Mouchly-Weiss      Director
    -------------------------
Harriet Mouchly-Weiss


By: /s/ Peter Nessen               Director
    ----------------
Peter Nessen


By: /s/ Thomas J. Reilly           Director
    --------------------
Thomas J. Reilly


By:  /s/ Charles E. Levine         Director
     ---------------------
Charles E. Levine